UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☐
Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A. John Elkann Enrico Vellano Mario Bonaccorso Fabiola Portoso
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1.	Amount previously paid:

	2.	Form, schedule or registration statement no.:

	3.	Filing Party:

	4.	Date Filed:

On July 6, 2015, the Wall Street Journal published the following article:

THE WALL STREET JOURNAL

BUSINESS

Exor Takes Case for PartnerRe to Investors

Italian investment firm hopes to thwart deal by pressing case for its higher-priced offer

By  ERIC SYLVERS
July 6, 2015 7:26 p.m. ET

John Elkann, chief executive of Italian investment company Exor SpA, is taking his $6.8 billion offer for reinsurer PartnerRe Ltd. to its investors, hoping to thwart the Bermuda-based company’s plan to merge with rival insurer Axis Capital Holding Ltd.
Mr. Elkann, a scion of Italy’s Agnelli family that controls Exor, reiterated that his $137.50 a share offer for the reinsurance company will be his best. PartnerRe already rejected it and a previous $130-a-share offer, saying it preferred to stick with Axis Capital.
“When you get that much resistance from a board, which as we have learned has entrenched interests protecting their own positions, they are not really legitimized to really defend stakeholders’ interests,” said Mr. Elkann in an interview. “It has to be settled by shareholders.”
Mr. Elkann met individually with some of PartnerRe’s largest shareholders last week and Tuesday plans a meeting at New York’s St. Regis hotel to seek wider support for his improved offer. He is on the board of News Corp, which owns The Wall Street Journal.
PartnerRe shareholders will have the final say at a meeting in Bermuda on July 24 called to vote on the Axis tie-up. The outcome is uncertain, in part because the vast majority of PartnerRe’s shares are dispersed among institutional investors that haven’t declared how they will vote. Since making its initial offer, Exor has acquired almost 10% of PartnerRe to become the reinsurer’s largest shareholder.
“The PartnerRe board has acted and continues to act in the best interests of the company and all of its stakeholders, and the merger of equals with Axis Capital is the result of a thorough exploration of strategic opportunities,” PartnerRe Chairman Jean-Paul L. Montupet said in an email on Monday.
Exor’s all-cash bid is the biggest deal ever attempted by the Agnelli family holding company and part of Mr. Elkann’s long-term plan to diversify its holdings. Under his stewardship Exor has already swapped Europe for the U.S. as its biggest source of revenues and has begun to lessen exposure to its main asset, a 29% stake in Fiat Chrysler Automobiles NV.
PartnerRe says its all-share deal with Axis, which would give PartnerRe shareholders 51% of the new company, will lead to $200 million in overall synergies. Following the Exor advance, PartnerRe sweetened its deal promising shareholders a special $11.50 a share dividend if they vote for the Axis tie-up.
PartnerRe shares have traded well below Exor’s sweetened $137.50 offer. On Monday, its stock closed up 25 cents at $131 a share.
Exor is interested in the reinsurance business because of the current attractive valuations and the long-term outlook for the industry, said Mr. Elkann. The PartnerRe bid isn’t part of a plan to use the reinsurer’s premiums to diversify further Exor’s assets, he said.
Some industry analysts have speculated that Mr. Elkann wants to emulate Warren Buffett whose Berkshire Hathaway Inc. more than four decades ago pioneered the practice of using insurance premiums to diversify investments.
“I have great admiration for what Buffett has achieved and built,” said Mr. Elkann who has attended Berkshire shareholders’ meetings. “I have studied Berkshire Hathaway and appreciated time spent with Buffett, but we could set up a hedge fund if the reason we were buying PartnerRe was just so we could invest the premiums. It would be cheaper and easier.”
If the PartnerRe deal falls through Exor will look closely again at the reinsurance industry to see if there are other takeover candidates, said Mr. Elkann.
“I have a long way in front of me and I think it’s important to be disciplined [and not overpay for PartnerRe],” said Mr. Elkann. “We feel this is a good opportunity at these values, but we are not going to race after it. That would be really bad in terms of setting a precedent.”

Write to Eric Sylvers at eric.sylvers@wsj.com

Copyright 2014 Dow Jones & Company, Inc. All Rights Reserved

FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this communication that are not statements or information of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified as such. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “commit”, “estimate”, “anticipate”, “believe”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, “intend”, or similar terminology, including by way of example and without limitation plans, intentions and expectations regarding the proposal to acquire PartnerRe, the financing of a potential transaction, and the anticipated results, benefits, synergies, earnings accretion, costs, timing and other expectations of the benefits of a potential transaction.

Forward-looking statements are related to future, not past, events and are not guarantees of future performance. These statements are based on current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent risks and uncertainties. They relate to events and depend on circumstances that may or may not occur or exist in the future, and, as such, undue reliance should not be placed on them. Actual results may differ materially from those expressed in such statements as a result of a variety of factors, including changes in general economic, financial and market conditions and other changes in business conditions, changes in commodity prices, the level of demand and financial performance of the major industries our portfolio companies serve, changes in regulations and institutional framework (in each case, in Italy or abroad), and many other factors, most of which are outside of the control of EXOR. EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward-looking statements or in connection with any use by any party of such forward-looking statements. Any forward-looking statements contained in this communication speak only as of the date of this communication.

EXOR undertakes no obligation to update or revise its outlook or forward-looking statements, whether as a result of new developments or otherwise. Names, organizations and company names referred to may be the trademarks of their respective owners. This communication does not represent investment advice neither a solicitation, nor a recommendation nor an invitation, nor an offer for the purchase or sale of financial products and/or of any kind of financial services as contemplated by the laws in any country or state.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. EXOR has filed a proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS (the “Special Meeting Proposals”).

This material is not a substitute for the Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to EXOR through the investor contacts listed above.

PARTICIPANTS IN THE SOLICITATION

EXOR and its directors, executive officers and other employees may be deemed to be participants in any solicitation of shareholders in connection with the Special Meeting Proposals. Information regarding EXOR’s directors and executive officers is available in EXOR’s public announcements and filings with the SEC, Consob and the Borsa Italiana, which can also be found at www.exor.com.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the Proxy Statement.